SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


   BARRINGTON FOODS INTERNATIONAL, INC. (FORMERLY EBAIT, INC.)
     (Exact name of registrant as specified in its charter)


NEVADA (formerly CALIFORNIA)                            33-0843633
(State or other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)


5275 Arville St, Suite 120 Las Vegas, NV                            89118
(Address of Principal Executive Offices)                         (Zip Code)


CONSULTING SERVICES CONTRACTS BY AND BETWEEN THE COMPANY AND ANDREW AUSTIN,
                TAD MAILANDER AND MILADA KULAGINA
                      (Full Title of Plan)


                         Rendal Williams
                     Chief Executive Officer
                   5275 Arville St, Suite 120
                       Las Vegas, NV 89118
             (Name and Address of agent for service)


                          702-307-3810
  (Telephone Number, including area code, of agent for service)



                 CALCULATION OF REGISTRATION FEE

==============================================================================
                                         PROPOSED    PROPOSED
                                         MAXIMUM     MAXIMUM
                                         OFFERING    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES  AMOUNT TO BE        PRICE       OFFERING    REGISTRATION
TO BE REGISTERED     REGISTERED          PER UNIT    PRICE (1)   FEE (2)
------------------------------------------------------------------------------
Common Stock,        2,750,000 shares     $0.02     $55,000.00     $13.75
par value
$.001 per share
==============================================================================

(1) Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of Barrington Foods International, Inc. as reported on the OTCBB on August 13, 2003.

(2) Computed in accordance with Section 6(b) of the Securities Act by multiplying 0.00025 by the proposed maximum aggregate offering price.




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                             PART I

      Information Required in the Section 10(a) Prospectus

ITEM 1.  Plan Information

The Company is offering shares of its common stock to individual persons as compensation for services rendered to the Company. The Company has considered the value of the shares of common stock in relation to the value of the services to be rendered, and the Company's Board of Directors has, by resolution, determined to enter into the subject consultancy agreements and further has agreed upon the number of shares issued to be commensurate with the services provided as modified. The following individuals are the natural persons contracting with the Company to provide the consultancy services;
the number of shares adjacent to each name is indicative of the compensation to be received under each of the consultancy agreements:


        Andrew S. Austin         1,250,000
        Tad Mailander              500,000
        Milada Kulagina          1,000,000

ITEM 2.  Registrant Information And Employee Plan Annual Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

       Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by Barrington Foods International, Inc., a Nevada corporation (the "Company"), are incorporated herein by reference:

   (a) The Company's Form 10Q-SB Registration Statement initially filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on May 20, 2003, and subsequent amendments thereto;

   (b) The Company's annual report on Form 10-KSB for its fiscal year ended December 31, 2002, filed April 18, 2003, any amendments thereto, and all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2002;

  (c) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

      Rendal Williams, President, Chief Executive Officer
      Barrington Foods International, Inc.
      5275 Arville Street, #120
      Las Vegas, NV 89118
      (702) 307-3810





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ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant. Neither the Registrant's Accountants nor any other experts named in the registration statement have any equity or other interest in the Registrant.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

ARTICLE SIX OF THE ARTICLES OF INCORPORATION OF THE COMPANY STATE: "The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law."

ARTICLE V OF THE COMPANY'S BY-LAWS STATES: "The Corporation shall indemnify its directors, officers and employees as follows:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b) The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article V."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

Exhibit No.                   Description of Exhibits
-------------                 -----------------------

3.1 Certificate of Incorporation of the Company (filed as Exhibit 3a to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001 and incorporated herein by reference).

3.2 Bylaws of the Company (filed as Exhibit 3b to the Company's Registration Statement on Form 10SB as filed with the Commission on February 2, 2001 and incorporated herein by reference).

4.1       Consulting Services Contracts  between Barrington Foods
          International, Inc. and Andrew Austin and Milada Kulagina
          (the Company's contract with Tad Mailander is not attached as an exhibit as it is protected by the Attorney-Client privilege).

5.1       Opinion of Tad Mailander, Esq. (Filed herewith).

23.2      Consent of Tad Mailander, Esq. (Included in Exhibit 5.1).

23.b      Consent of L.L. Bradford & Co. (Filed herewith).




                             PAGE-3-






ITEM 9. UNDERTAKINGS

     (a) UNDERTAKING TO UPDATE

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendmentany of the securities being registered which remain unsold at the termination of the offering.

     (b) UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) UNDERTAKING WITH RESPECT TO INDEMNIFICATION

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                             PAGE-4-





                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 14th day of August, 2003.

                                        BARRINGTON FOODS INTERNATIIONAL, INC.

                                        By: /s/ Rendal Williams
                                            ---------------------------------
                                            Rendal Williams
                                            CHIEF EXECUTIVE OFFICER

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 14th day of August, 2003.


         SIGNATURE                                   TITLE
         ---------                                   -----

/s/ Rendal Williams                        Chief Executive Officer
-----------------------                   (principal executive officer)
Rendal Williams                            and Chief Financial Officer

























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